UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1200 Fort Lauderdale, FL 33301
(Address of principal executive offices and zip code)

(800) 804-1690
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Convertible Notes Offering

On December 4, 2024, MARA Holdings, Inc. (the “Company”) completed its previously announced private offering of 0.00% convertible senior notes due 2031 (the “notes”). The notes were sold under a purchase agreement, dated as of December 2, 2024, entered into by and among the Company and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several initial purchasers named therein (the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of notes sold in the offering was $850 million. The Company also granted the Initial Purchasers an option to purchase up to an additional $150 million aggregate principal amount of the notes within a 13-day period beginning on, and including, the date on which the notes were first issued.

The notes were issued at a price equal to 100% of their principal amount. The net proceeds from the sale of the notes were approximately $835.1 million after deducting the Initial Purchasers’ discounts and commissions but before estimated offering expenses payable by the Company.

The Company expects to use approximately $48 million of the net proceeds from the sale of the notes to repurchase approximately $51 million in aggregate principal amount of its existing convertible notes due 2026 in privately negotiated transactions entered into contemporaneously with the pricing of the notes, with the remainder of the net proceeds to be used to acquire additional bitcoin and for general corporate purposes, which may include working capital, strategic acquisitions, expansion of existing assets, and repayment of additional debt and other outstanding obligations.

Nothing in this report shall be deemed an offer to purchase the Company’s existing convertible notes due 2026.

Indenture and the Notes

On December 4, 2024, the Company entered into an indenture (the “Indenture”) with respect to the notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The notes are senior unsecured obligations of the Company. The notes will not bear regular interest and the principal amount of the notes will not accrete. The Company may pay special interest, if any, at its election as the sole remedy for failure to comply with its reporting obligations and under certain other circumstances, each pursuant to the Indenture. Special interest, if any, on the notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025 (if and to the extent that special interest is then payable on the notes). The notes will mature on June 1, 2031, unless earlier converted, redeemed or repurchased in accordance with their terms.

The notes are convertible into shares of the Company’s common stock at an initial conversion rate of 28.9159 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $34.5830 per share of common stock). The conversion rate is subject to customary anti-dilution adjustments. In addition, following certain events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with such corporate event or notice of redemption, as the case may be, in certain circumstances as provided in the Indenture.

Prior to March 1, 2031, the notes are convertible only upon the occurrence of certain events. On or after March 1, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert the notes at any time. Upon conversion of the notes, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election.

Prior to June 5, 2029, the Company may not redeem the notes. The Company may redeem for cash all or any portion of the notes, at its option, on or after June 5, 2029 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Holders have the right to require the Company to repurchase for cash all or any portion of their notes on June 4, 2027 and on June 4, 2029 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding the applicable repurchase date.

If the Company undergoes a “fundamental change,” as defined in the Indenture, prior to maturity, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the notes to be due and payable.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (and the form of note included therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 hereto and is hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, and the notes were resold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company will settle conversions of the notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the notes or any common stock issuable upon conversion of the notes.

Item 8.01.	Other Events.

On December 4, 2024, the Company issued a press release announcing the closing of the notes offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits attached hereto about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Company’s use of the net proceeds of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2024, as amended on May 24, 2024, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2024, the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024 and the risks described in other filings that the Company may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of December 4, 2024, between MARA Holdings, Inc. and U.S. Bank Trust Company, National Association, as trustee, relating to the 0.00% convertible senior notes.
99.1	Press Release, dated December 4, 2024, announcing the closing of the notes offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024

MARA HOLDINGS, INC.

By:	/s/ Zabi Nowaid
Name:	Zabi Nowaid
Title:	General Counsel and Corporate Secretary